FORM 8-A

Securities and Exchange Commission

Washington, D.C. 20549

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

CALIPER LIFE SCIENCES, INC.

(Exact name of the Registrant as specified in its charter)

Delaware	33-0675808
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

68 Elm Street
Hopkinton, MA 01748

(Address of Principal Executive Offices) (Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to Purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-132931

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Warrants to purchase shares of common stock
(Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.                            Description of The Registrant’s Securities to be Registered

Pursuant to the Agreement and Plan of Merger among the Registrant, Caliper Holdings, Inc. and Xenogen Corporation (“Xenogen”), dated as of February 10, 2006, Xenogen will be merged with and into a subsidiary of the Registrant.  Pursuant to the Registrant’s Registration Statement on Form S-4, filed April 3, 2006, and amended on May 23, 2006, June 23, 2006, June 29, 2006 and July 7, 2006 (the “Form S-4”), the Registrant intends to issue warrants to purchase up to 5,425,000 shares of the Registrant’s common stock, as merger consideration to shareholders and warrant holders of Xenogen.  These warrants will have a term of five years and an exercise price of $6.79.

The exercise price of the warrants is subject to adjustment under certain circumstances.  If the Registrant were to (i) pay a dividend in shares of common stock or make a distribution in shares of common stock to holders of its outstanding common stock, (ii) subdivide its outstanding shares of common stock into a greater number of shares, (iii) combine its outstanding shares of common stock into a smaller number of shares of common stock, or (iv) issue any shares of its capital stock in a reclassification of the common stock, then the number of shares purchasable upon exercise of a warrant immediately prior thereto shall be adjusted so that the warrant holder shall be entitled to receive the kind and number of shares or other securities of the Registrant which it would have owned or have been entitled to receive had such warrant been exercised in advance thereof.

Item 2.                            Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
2.0*

Agreement and Plan of Merger dated as of February 10, 2006 among Caliper Life Sciences, Inc., Xenogen Corporation, and Caliper Holdings, Inc. (included as Annex A to the Joint Proxy Statement - Prospectus contained in the Form S-4).

3.1	Amended and Restated Certificate of Incorporation of Caliper is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarterly period ended March 31, 2004.
3.2	Certificate of Designation Of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed December 19, 2001.
3.3	Restated Bylaws of Caliper is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-88827, filed on October 12, 1999.
3.4	Amendment No. 1 to Bylaws of Caliper is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 10-K for the year ended December 31, 2002.
4.2	Specimen Stock Certificate is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 10-K for the year ended December 31, 2004.
4.4*	Form of Warrant to be issued to Xenogen securityholders pursuant to the Merger Agreement (included as Annex G to the Joint Proxy Statement - Prospectus contained in the Form S-4)

*                    Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement on Form S-4 filed on April 3, 2006, and amended on May 23, 2006, June 23, 2006, June 29, 2006 and July 7, 2006 (File No. 333-132931).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CALIPER LIFE SCIENCES, INC.

Date: August 7, 2006

By:	/s/ E. Kevin Hrusovsky
E. Kevin Hrusovsky
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.0*

Agreement and Plan of Merger dated as of February 10, 2006 among Caliper Life Sciences, Inc., Xenogen Corporation, and Caliper Holdings, Inc. (included as Annex A to the Joint Proxy Statement - Prospectus contained in the Form S-4).

3.1	Amended and Restated Certificate of Incorporation of Caliper is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarterly period ended March 31, 2004.
3.2	Certificate of Designation Of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed December 19, 2001.
3.3	Restated Bylaws of Caliper is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-88827, filed on October 12, 1999.
3.4	Amendment No. 1 to Bylaws of Caliper is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 10-K for the year ended December 31, 2002.
4.2	Specimen Stock Certificate is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 10-K for the year ended December 31, 2004.
4.4*	Form of Warrant to be issued to Xenogen securityholders pursuant to the Merger Agreement (included as Annex G to the Joint Proxy Statement - Prospectus contained in the Form S-4)

*                    Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement on Form S-4 filed on April 3, 2006, and amended on May 23, 2006, June 23, 2006, June 29, 2006 and July 7, 2006 (File No. 333-132931).